Exhibit 8.1

June 3, 2025

EPR Properties

909 Walnut Street, Suite 200

Kansas City, MO 64106

Re:	Registration Statement on Form S-3

Dividend Reinvestment and Direct Share Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to EPR Properties, a Maryland real estate investment trust (the “Company”), and, at the request of the Company, have examined the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. The Registration Statement relates to, among other things, the registration under the Securities Act of 25,000,000 common shares of beneficial interest, $0.01 par value per share, of the Company issuable from time to time pursuant to the Company’s Dividend Reinvestment and Direct Share Purchase Plan as described in the prospectus forming a part of the Registration Statement.

This opinion relates to the qualification of the Company as a real estate investment trust for U.S. federal income tax purposes (a “REIT”) under the provisions of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the accuracy of certain matters discussed in the Registration Statement under the caption “U.S. Federal Income Tax Considerations.”

In rendering the following opinions, we have reviewed and relied upon the Amended and Restated Declaration of Trust of the Company, as amended to date, the Amended and Restated Bylaws of the Company, as amended to date, and certain organizational documents of certain of the Company’s subsidiaries, as amended to date. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity to the original documents of copies obtained by us from filings with the Commission, (v) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vii) due execution and delivery of all such documents by all the parties thereto, (viii) the compliance of each party with all material provisions of such documents, and (ix) the accuracy and completeness of all records made available to us.

The opinions expressed herein are also based on certain representations made by the Company as to factual matters as set forth in the Company’s registration statements on Forms S-3 and S-11 previously filed with the Commission (the “Prior Registration Statements”). In connection with the opinions expressed herein, we have reviewed such documents and made such inquiries as we have deemed necessary as a basis for such opinions. In addition, the Company has made certain factual representations to us as set forth in an Officer’s Certificate dated June 3, 2025 (the “Officer’s Certificate”), and, with the Company’s permission, we have relied upon such factual representations in expressing our opinions herein. In expressing our opinions herein, we have assumed, with your consent, that (i) the statements and representations set forth in the Prior Registration Statements, the Registration Statement and the Officer’s Certificate are true and correct, (ii) the Officer’s Certificate has been executed by appropriate and authorized officer of the Company and (iii) no action has been, or will be, taken by the Company that is inconsistent with the Company’s status as a REIT for any period prior or subsequent to the date hereof. Although we have not independently investigated the representations to us set forth in the Officer’s Certificate, nothing has come to our attention that would lead us to question the accuracy of any representation contained in the Officer’s Certificate.

EPR Properties

June 3, 2025

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1.

Beginning with its taxable year ended December 31, 1997 and through the taxable year ended December 31, 2024, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and the Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for its current and subsequent taxable years.

2.

The statements in the Registration Statement set forth under the caption “U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize certain tax provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions expressed herein are based on existing law as contained in the Code and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service (“IRS”) and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Prior Registration Statements or the Officers’ Certificate may affect the opinions expressed herein. Moreover, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet, through actual annual operating results, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy such requirements, and upon the Company utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. Our opinions do not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code and the regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the Company otherwise would not make.

The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein represent our legal judgment, but they have no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be successfully asserted by the IRS or a court. This letter shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Sincerely,

Stinson LLP

/s/ Stinson LLP